Original Bylaws
                                       of
                                NetEscapes, Inc.


                                     Office
                                   ----------

     Section 1. The principal office of the corporation shall be located in Aurora, Colorado, or such other location either within or outside of Colorado, as the board of directors may designate from time to time. Additional offices shall be located as determined by the board of directors.

                                  Shareholders
                                  ------------

     Section 2.  Annual Meetings.
                 ---------------

     Annual meetings of shareholders shall be held on such day during the first quarter of the year at such time as the board of directors shall determine. At the annual meetings, directors shall be elected for the following 12 month period, and for the transaction of such other business as properly may come before the meeting.

     Section 3.  Special Meetings.
                 ----------------

     Special meetings of shareholders, for any purpose, may be called by the board of directors, or by the corporation if demand or demands has or have been made by the holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

     Section 4. Place of Meeting.
                ----------------

     The board of directors shall designate any place, within or without the state of Colorado, as the location for any annual or special meeting. If no designation is made, or if a special meeting be otherwise called, the place shall be in the principal office of the corporation in Colorado.

     Section 5.  Notice of Meeting.
                 ------------------

     Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose for which called, shall be delivered not less than 10 nor more than 50 days (or within such other time as may be required by statute) before date of the meeting, either personally or by mail, by or at direction of the President or the Secretary, to each shareholder of record entitled to vote. If mailed, notice shall be deemed given when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books (or other books evidencing stock ownership) of the corporation, with postage thereon prepaid.

     Section 6.  Closing of Transfer Books or Fixing of Record Date.
                 --------------------------------------------------

     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting or any adjournment thereof, or the shareholders entitled to receive payment of dividends, or for any other proper purpose, the board of directors may provide that the stock transfer books be closed for a stated period by not to

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exceed 50 days. If the stock  transfer  books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date, such date in any case to be not more than 50 and not less than 10 days prior to the date on which the particular action is to be taken. If the transfer books are not closed and no record date is fixed, the date of resolution of the board of directors calling for a meeting or declaring such dividend is adopted, as the case may be, shall be the record date for such determination. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 7.  Quorum and Manner of Acting; Voting of Shares.
                 ----------------------------------------------

     One-third of the votes entitled to be cast on a matter by a voting group represented in person or by proxy, shall constitute a quorum of that voting group for action on the matter. If less than one-third of such votes are represented at a meeting, a majority of the votes which are so represented may adjourn the meeting from time to time, without further notice, for a period not to exceed 120 days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

     If a quorum exists, action on a matter other than the election of directors by a voting group is approved is the votes cast withing the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

     Each outstanding share, regardless of class, shall be entitled to one vote, except in the election of directors, except to the extent that the voting rights of any class or classes are limited or denied by the articles of incorporation as permitted by the Colorado Business Corporation Act.

     Cumulative voting shall be mandatory in the election of directors. At such elections, the shareholder is entitled to cumulate votes by multiplying the number of votes the shareholder is entitled to cast by the number of directors for whom the shareholder is entitled to vote, and casting the product for a single candidate or distributing the product among two or more candidates. That number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors.

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     Section 8.  Proxies.
                 -------

     At all meetings, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A shareholder also may use an electronic transmission which provides a written statement (to the corporation or other person) of an appointment of a proxy, which proxy shall be valid if (I) the transmitted appointment sets forth or is transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment, and
(ii) the proxy appointment form or similar writing is filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy if effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

     Any complete copy, including an electronically transmitted facsimile, or an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

Board of Directors

     Section 9.  General Powers.
                 ---------------

     The business and affairs of the corporation shall be managed by its board of directors.

     Section 10.  Number, Etc.
                  ------------

     The number of directors on the initial board of directors of the corporation is one. The initial director shall hold office until the first annual meeting of shareholders of the corporation. Thereafter, there shall be not less than two or more than five directors who shall be elected at each annual meeting of the corporation. The board of directors has the authority to expand the number of directorships, and to fill the vacancies created thereby on majority vote of the then directors. Such newly installed directors shall serve until the next annual meeting of shareholders, when they may be elected to serve again by the shareholders.

     Each director shall hold office until the next annual or special meeting of shareholders at which a new Board is elected and until his successor shall have been elected and qualified.

     Section 11.  Regular Meeting.
                  ----------------

     A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of shareholders, or any special meeting if one or more directors then were elected. The board of directors may establish a by resolution the time and place

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for the holding of additional  regular  meetings  without notice other than such resolution.

     Section 12.  Special Meetings.
                  -----------------

     Special meetings of the board of directors may be called by or at the request of the President or any director. A majority of the board of directors shall fix any place for holding any special meeting of the board of directors which has been called.

     Section 13.  Notice.
                  -------

     Written notice of any special meeting shall be given at least three business days prior thereto by notice delivered personally, by telephone, or by mail to each director at his business address. If mailed, such shall be deemed delivered when deposited in the United States mail (first class) at least seven days before the meeting. Telephone notice shall be given at least 48 hours prior thereto. Any director may waive notice of any meeting. The attendance of a director at a meeting constitutes a waiver of notice of such meeting, except in cases in which a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at any special meeting of the board of directors shall be specified in the notice.

     Section 14.  Quorum.
                  -------

     A majority of the required number of directors shall constitute a quorum for any meeting of the board of directors.

     Section 15.  Manner of Acting.
                  -----------------

     The act of the majority of the directors constitute at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 16.  Vacancies.
                  ----------

     Any vacancy in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 17.  Compensation.
                  -------------

     By resolution of the board of directors, directors may be paid their expenses, if any, of attendance at each meeting, and may be paid a fixed sum for attendance at each meeting, or a salary as director. No such payment shall preclude any director from serving the corporation in any other capacity.

     Section 18.  Presumption of Assent.
                  ----------------------

     A director who is present at a meeting of the Board shall be presumed to have assented to actions taken unless his dissent shall be entered in the minutes of the meeting, or unless he or she files written dissent to such action with the board of directors, or forwards such dissent by certified mail (return receipt requested) to the Secretary of the corporation immediately after the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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     Section 19.  Action Without a Meeting.
                ---------------------------

     Any action required or permitted to be taken at a meeting of the board of directors (or any committee thereof) may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors (or committee members), and delivered to the Secretary of the corporation for inclusion in the Minute Book or for filing with the corporate records. An action taken under this Section is effective when all directors (or committee members) have signed the consent, unless the consent specifies a different effective date.

     Directors (or committee members) may participate in a meeting of the board of directors (or committee) by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.

     Section 20.  Committees.
                  -----------

     By resolution of the board of directors, an Executive Committee may be designated, comprised entirely of directors, which (to the extent provided in the resolution) shall have all the authority of the board of directors, except the authority to (i) declare dividends or distributions, (ii) recommend to shareholders actions or proposals required to be approved by shareholders pursuant to law, (iii) fill vacancies on the board of directors or any committee thereof, (iv) amend these Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) reduce earned or capital surplus, (vii) authorize the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors, or (viii) authorize the issuance or sale of, or any contract to issue or sell shares of stock.

     The board of directors, having acted regarding general authorization for the issuance or sale of shares or any contract therefor and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the board of directors or by adoption of a stock option or other plan, authorize the Executive Committee to fix the terms of any contract for the sale of the shares.

     The board of directors may designate in the same manner such other committees comprised of directors and other persons, with such authority as the board of directors may determine, subject to applicable law.

                                    Officers

     Section 21. Number.
                 -------

     The executive officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and other officers may be elected by the Board, as necessary. The same person may hold more than one office.

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     Section 22.  Election and Term.
                  -----------------

     Officers shall be elected by the board of directors at the first meeting held after each annual meeting of shareholders, and at other such times as necessary. Each officer shall hold office until his successor is elected, or until he shall resign or shall have been removed.

     Section 23.  Removal.
                  --------

     Any officer may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby.

     Section 24.  President.
                  ----------

     The president shall be the principal executive officer of the corporation and, subject to control of the board of directors, shall supervise all corporate business, preside at all meetings of shareholders and of the board of directors, and sign with the Secretary, or other proper officer of the corporation thereunto authorized by the board of directors, certificates (if any) for shares of the corporation, deeds, contracts or other instruments, except in cases in which execution shall be expressly delegated by the board of directors to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

     Section 25.  Vice President.
                  --------------

     The Vice President(s) shall perform such duties as from time to time may be assigned by the President or by the board of directors. Further, in the event of inability or refusal to act, the Vice President (or in the event there be more than one, the Executive Vice President or the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if there be a Vice President, shall perform the duties of the President. Unless provided by resolution of the board of directors, no Vice President except the Executive Vice President shall have general executive corporate authority with respect to the corporation's affairs.

     Section 26.  Secretary.
                  ----------

     The Secretary shall: (i) keep the minutes of shareholders and board of directors meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with these Bylaws; (iii) be custodian of the corporate records; (iv) sign with the President certificates for shares of the corporation; and (v) perform such other duties as form time to time may be assigned by the President or by the board of directors.

     Section 27.  Treasurer.
                  ---------

     The Treasurer shall perform such duties as from time to time may be assigned by the President or by the board of directors.

     Section 28.  Salaries.
                 ---------

     Compensation of officers shall be fixed from time to time by the board of directors.

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     Section 29. Loans.
                 ------

     No loans shall be contracted on behalf of the corporation and no evidence of debt shall be issued in its name, unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 30. Banking.
                 --------

     All checks, drafts or other orders for payment of money, notes or other evidence of debt shall be signed by such officers, under such restrictions, and in such manner as shall from time to time be determined by the board of directors.

     Section 31.  Certificates.
                  -------------

     Subject to provision in the Articles of Incorporation with respect to when certificates must be issued, certificates representing shares of the corporation shall be in form determined by the board of directors. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms of indemnity to the corporation as the board of directors may prescribe.

     Section 32.  Transfer, Conversion and Redemption.
                  ------------------------------------

     Transfer (or redemption or conversion) of shares shall be effective on the stock transfer books only by the holder of record or authorized agent, who shall furnish proper evidence of authority to transfer (or redeem or convert), or by attorney thereunto authorized by power duly executed and filed with the Secretary, and in all cases then on surrender for cancellation of the certificate. The person in whose name shares stand on the books shall be deemed by the corporation to be the owner thereof for all purposes.

     Section 33. Seal.
                 -----

     At such time as determined by the board of directors, the corporation shall obtain and use on its share certificates a corporate seal.

     Section 34.  Amendments.
                  -----------

     Subject to repeal or change by action of the shareholders pursuant to law, these Bylaws may be amended, or repealed and new Bylaws adopted, by the board of directors. All amendments shall be dated and identified as such within the text of these Original Bylaws.

     Section 35.  Interpretation and Severability.
                  --------------------------------

     These Bylaws shall be interpreted to conform to the Articles of Incorporation, the law of the corporation's domicile, and (if necessary for the corporation to be qualified to transact business in jurisdictions other than its domicile) shall be deemed modified to the extent such conformity with other law may require. Any changes to these Bylaws required by the preceding sentence shall not affect the remaining portions of the Bylaws, all of which are severable.

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The foregoing  Original  Bylaws have been duly adopted by the board of directors on September __, 1998.

/s/ David C. Olson
-------------------------
David C. Olson, Director